SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934




Date of the Report:  June 1, 1994      Commission file number 1-5805

                       CHEMICAL BANKING CORPORATION
          (Exact name of registrant as specified in its charter)








          Delaware                           13-2624428
(State or other jurisdiction             (I.R.S. Employer
     of incorporation)                  Identification No.)




  270 Park Avenue, New York, New York              10017-2070
   (Address of principal executive offices)        (Zip Code)




     Registrant's telephone number, including area code (212) 270-6000

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Items 5.  Other Events

     On May 27, 1994, Chemical Banking Corporation (the "Company") announced its intention to: (i) repurchase up to 10 million shares of its common stock on the open market over the next 12 months; (ii) redeem all outstanding shares of its Adjustable Rate Cumulative Preferred Stock, Series C, on July 15, 1994; and (iii) issue $200 million of adjustable rate cumulative stock through a group of underwriters led by Morgan Stanley & Co. Incorporated.

     On June 1, 1994, the Company announced that it and Margaretten Financial ("Margaretten") had been granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act for the acquisition of Margaretten by Chemical Bank, National Association, a wholly-owned bank subsidiary of the Company.

Copies of the Company's press releases dated May 27, 1994 and June 1, 1994 are incorporated herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

The following exhibits are filed with this Report:

Exhibit Number               Description

   28A                   Press Release dated May 27, 1994

   28B                   Press Release dated June 1, 1994

                                 SIGNATURE




         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             CHEMICAL BANKING CORPORATION
                                    (Registrant)



Dated: June 1, 1994          By     /s/John B. Wynne
                                    John B. Wynne
                                       Secretary

                               EXHIBIT INDEX



Exhibit Number               Description               Page At Which Located


   28A                 Press Release dated May 27, 1994          5

   28B                 Press Release dated June 1, 1994          6